As filed with the Securities and Exchange Commission on January 3, 2012.

Registration No. 333-166805

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

AMERICAN TOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	65-0723837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edmund DiSanto, Esq.

Executive Vice President, Chief Administrative Officer,

General Counsel and Secretary

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig B. Brod, Esq. Sandra L. Flow, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Robert Evans III, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Post-Effective Amendment No. 1 to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒                    Accelerated filer  ☐                    Non-accelerated filer  ☐                        Smaller reporting company  ☐

(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Debt Securities Common Stock, $0.01 par value (3)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

(3)	An indeterminate number of shares of common stock (“common stock”) may be issued from time to time upon conversion or exchange of debt securities. Separate consideration may or may not be received for common stock that is issuable on conversion or exchange of debt securities.

EXPLANATORY NOTE

On December 31, 2011, as part of the plan to reorganize the business operations of American Tower Corporation, a Delaware corporation, so that it can elect to qualify as a real estate investment trust (REIT) for federal income tax purposes, American Tower Corporation merged with and into its wholly owned subsidiary, American Tower REIT, Inc., a Delaware corporation, with American Tower REIT, Inc. as the surviving corporation. We refer to American Tower Corporation as the Predecessor Registrant and American Tower REIT, Inc. as the Registrant. The merger occurred pursuant to an Agreement and Plan of Merger, dated as of August 24, 2011, which we refer to as the merger agreement, and was approved by the requisite vote of stockholders at a special meeting of the stockholders of the Predecessor Registrant held on November 29, 2011. At 11:59 p.m., Eastern Time, on December 31, 2011, the effective time of the merger, the Registrant changed its name from “American Tower REIT, Inc.” to “American Tower Corporation.” Immediately after the merger, the Registrant commenced, directly or indirectly, conducting all of the business conducted by the Predecessor Registrant immediately prior to the Merger. Unless otherwise indicated, references to “we,” “us,” “our,” the “Company” and “American Tower Corporation” refer to the Registrant, its subsidiaries and its predecessor, the Predecessor Registrant.

At the effective time of the merger, pursuant to the merger agreement, the outstanding shares of the Predecessor Registrant’s Class A common stock, par value $0.01 per share, were converted into the right to receive an equal number of shares of the Registrant’s common stock, par value $0.01 per share, which are subject to the share ownership and transfer restrictions described in the prospectus that forms a part of this Post-Effective Amendment No. 1.

The issuance of the shares of the Registrant’s common stock was registered under the Securities Act of 1933, as amended, or Securities Act, pursuant to the Registrant’s registration statement on Form S-4 (File No. 333-174684), which was declared effective by the U.S. Securities and Exchange Commission on September 22, 2011. Shares of the Registrant’s common stock trade on the same exchange, the New York Stock Exchange, and under the same symbol, “AMT,” as the shares of the Predecessor Registrant Class A common stock prior to the merger.

This Post-Effective Amendment No. 1 pertains to the adoption by the Registrant of the Predecessor Registrant’s Registration Statement No. 333-166805.

This Post-Effective Amendment No. 1 is being filed by the Registrant pursuant to Rule 414 under the Securities Act, as the successor issuer to the Predecessor Registrant following the merger. In accordance with Rule 414(d), the Registrant, as successor to the Predecessor Registrant, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus at the time of the offering. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer and sell from time to time, or selling securityholders may sell from time to time, together or separately, debt securities, which may be convertible or exchangeable into shares of our common stock.

These securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in a prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

Investing in the offered securities involves risks. You should consider the risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated January 3, 2012

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing an automatic shelf registration process. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the debt securities and common stock that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 43 for information about us, including our financial statements.

References to “we,” “us,” “our,” the “Company” and “American Tower” are references to American Tower Corporation and its consolidated subsidiaries, unless it is clear from the context that we mean only American Tower Corporation. As part of its conversion to a real estate investment trust (“REIT”) for federal income tax purposes, effective at 11:59 p.m. Eastern Time, on December 31, 2011, American Tower Corporation merged with and into its wholly owned subsidiary, American Tower REIT, Inc., with American Tower REIT, Inc. as the surviving corporation. At the effective time of the merger, American Tower REIT, Inc. changed its name to “American Tower Corporation.” Prior to the effective time of the merger, “American Tower Corporation” refers to the predecessor company, and as of the effective time of the merger, “American Tower Corporation” refers to the successor entity.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain statements about future events and expectations, or forward-looking statements, all of which are inherently uncertain. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “intends,” “plans,” “believes,” “estimates,” “expects,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding our ability to qualify or to remain qualified as a REIT; the amount and timing of quarterly distributions we are required to make as a REIT; our substantial leverage and debt service obligations; future prospects of growth in the communications site leasing industry; the level of future expenditures by companies in this industry and other trends in this industry; the effects of consolidation among companies in our industry and among our customers and other competitive pressures; economic, political and other events, particularly those relating to our international operations; our ability to maintain or increase our market share; changes in environmental, tax and other laws; our ability to protect our rights to the land under our towers; natural disasters and similar events; the possibility of health risks relating to radio emissions; our future operating results; our future purchases under our stock repurchase program; our future capital expenditure levels; our future financing transactions; and our plans to fund our future liquidity needs. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption

“Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We do not intend to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

AMERICAN TOWER CORPORATION

American Tower Corporation was created as a subsidiary of American Radio Systems Corporation in 1995 to own, manage, develop and lease communications and broadcast tower sites, and was spun off into a free-standing public company in 1998. Since inception, we have grown our communications site portfolio through acquisitions, long-term lease arrangements, development and construction, and through mergers with and acquisitions of other tower operators.

In order to effect its conversion to a REIT for federal income tax purposes, effective December 31, 2011, American Tower Corporation merged with and into its wholly owned subsidiary, American Tower REIT, Inc. American Tower REIT, Inc. was the surviving corporation, and was renamed American Tower Corporation.

American Tower Corporation is a holding company organized under the laws of the State of Delaware, and we conduct our operations through our directly and indirectly owned subsidiaries. Our principal United States operating subsidiaries are American Towers LLC and SpectraSite, LLC. We conduct our international operations through our subsidiary, American Tower International, Inc., which in turn conducts operations through its various international operating subsidiaries. Our international operations consist of our operations in Brazil, Chile, Colombia, Ghana, India, Mexico, Peru and South Africa. Effective for our taxable year that commenced January 1, 2012, we expect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

Our principal executive office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. Our main telephone number at that address is (617) 375-7500.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 43.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include financing possible acquisitions, refinancing our indebtedness and repurchasing our common stock. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the indicated periods:

	Year Ended December 31,					Nine Months Ended September 30,
	2006	2007	2008	2009	2010	2011
	(In thousands)
Ratio of earnings to fixed charges (1)	1.25x	1.50x	2.12x	2.27x	2.65x	2.12x

(1)	For the purpose of this calculation, “earnings” consists of income from continuing operations before income taxes, income on equity method investments and fixed charges (excluding interest capitalized and amortization of interest capitalized). “Fixed charges” consist of interest expensed and capitalized, amortization of debt discount and related issuance costs and the component of rental expense associated with operating leases believed by management to be representative of the interest factor thereon.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “American Tower” refer solely to American Tower Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the senior debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture.

We may issue senior debt securities under an indenture dated as of May 13, 2010 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture has been supplemented from time to time, including, without limitation, effective December 31, 2011, whereby American Tower REIT, Inc. (now known as American Tower Corporation) as successor to American Tower Corporation, assumed all of American Tower Corporation’s obligations under the indenture. This indenture, as supplemented, is referred to in this prospectus as the “indenture.” We refer to The Bank of New York Mellon Trust Company, N.A. as the “trustee” in this prospectus. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The indenture is an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by the provisions of the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•

the rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall or may be payable, or in which the securities of the series shall be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	any modifications of or additions to the events of default or covenants with respect to securities of the series;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend that shall be borne by such global security,

(iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The debt securities will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, the senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. The debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we shall furnish to the trustee, within 15 days after we are required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•

either we are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required; and

•	certain events of bankruptcy or insolvency of us or any of our significant subsidiaries.

The term “significant subsidiaries” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Securities Act of 1933, as amended, which we refer to as the Securities Act.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•

such holder or holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by two officers of our company, stating whether or not the officers know of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to (i) 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the 180th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the debt securities of that series from the 180th day following such notice to but not including the 365th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived prior to such 365th day), such additional interest will cease to accrue, and the debt securities of that series will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure the debt securities of any series;

•

evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•

cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•

provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•

conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for such series to the extent that such provision in such description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

•

in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•

in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•

reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•

reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•

impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•

any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, or IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Thereafter, any such omission shall not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•

no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•

we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•	we have delivered to the trustee an officers’ certificate stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture.

Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. The trustee is also the trustee under each of the indentures under which our other senior debt securities have been issued, and also acts as our stock transfer agent for our common stock, warrant agent for warrants to purchase our common stock and servicer under the loan agreement related to our securitization transaction.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

We may periodically issue debt securities that can be converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to and qualified in its entirety by reference to the provisions of our Restated Certificate of Incorporation, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-Laws, which we refer to as our By-Laws.

Authorized Shares

As of the date of this prospectus, we are authorized to issue up to one billion (1,000,000,000) shares of common stock with one cent ($0.01) par value per share and twenty million (20,000,000) shares of preferred stock, par value $0.01 per share.

Voting Rights

With respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of common stock are entitled to one (1) vote in person or by proxy for each share of common stock outstanding in the name of such stockholders on the record of stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or by a plurality in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected) of the votes entitled to be cast by all shares of common stock present in person or by proxy.

Dividends

Subject to applicable law and rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over the common stock with respect to the payment of dividends, dividends may be declared and paid on the common stock from time to time and in amounts as our board of directors may determine. We anticipate initiating a regular quarterly dividend in 2012, but the amount, timing and frequency of any such distribution will be at the sole discretion of our board of directors, and will be declared based upon various factors, including without limitation distributions required to maintain REIT status. The loan agreements for our credit facilities contain covenants that restrict our ability to pay dividends unless certain financial covenants are satisfied.

Liquidation Rights

Upon our liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them. Neither the merger, consolidation or business combination of American Tower with or into any other entity in which our stockholders receive capital stock and/or other securities (including debt securities) of the surviving entity (or the direct or indirect parent entity thereof), nor the sale, lease or transfer by us of any part of our business and assets, nor the reduction of our capital stock, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Other Provisions

The holders of common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. The shares of common stock presently outstanding are validly issued, fully paid and nonassessable.

We may not subdivide, combine, or pay or declare any stock dividend on, the outstanding shares of common stock unless all outstanding shares of common stock are subdivided or combined or the holders of common stock receive a proportionate dividend.

Restrictions on Ownership and Transfer

For us to comply with and have maximum business flexibility under the Federal Communications Laws (defined in our Certificate of Incorporation and including the Communications Act of 1934, as amended), and for us to qualify as a REIT under the Code, our Certificate of Incorporation contains restrictions on stock ownership and stock transfers. These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Federal Communications Laws Restrictions. Our Certificate of Incorporation permits us to restrict the ownership or proposed ownership of shares of our common stock if that ownership or proposed ownership (i) is or could be inconsistent with, or in violation of, Federal Communications Laws (as defined in our Certificate of Incorporation); (ii) limits or impairs, or could limit or impair, our business activities or proposed business activities under the Federal Communications Laws; or (iii) subjects or could subject us to CFIUS Review (as defined in our Certificate of Incorporation) or to any provision of the Federal Communications Laws, including those requiring any review, authorization or approval, to which we would not be subject but for that ownership or proposed ownership, including, without limitation, Section 310 of the Communications Act and regulations relating to foreign ownership, multiple ownership or cross-ownership (clauses (i) through (iii) above are collectively referred to as FCC Regulatory Limitations). We reserve the right to require any person to whom a FCC Regulatory Limitation may apply to promptly furnish to us such information (including, without limitation, information with respect to the citizenship, other ownership interests and affiliations) as we may request. If such person fails to furnish all of the information we request, or we conclude that such person’s ownership or proposed ownership of our common stock, or the exercise by such person of any rights of stock ownership in connection with our common stock, may result in an FCC Regulatory Limitation, we reserve the right to:

•	refuse to permit the transfer of shares of our common stock and/or preferred stock to such person;

•	to the fullest extent permitted by law, suspend those rights of stock ownership the exercise of which may cause the FCC Regulatory Limitation;

•	require the conversion of any or all shares of our preferred stock held by such person into a number of shares of our common stock of equivalent value;

•	redeem the shares of our common stock and/or our preferred stock held by such person pursuant to the procedures set forth below; and/or

•

exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such person, with a view toward obtaining the information or preventing or curing any situation that may cause an FCC Regulatory Limitation.

The following procedures apply to the redemption of such person’s shares of our common stock and/or preferred stock:

•	the redemption price of any redeemed shares of our common stock or preferred stock shall be the fair market value (as defined in the our Certificate of Incorporation) of those shares;

•	the redemption price may be paid in cash or any other of our debt or equity securities or any combination thereof;

•

the board of directors in its sole discretion may decide to only redeem some (and not all) of such person’s shares, which may include the selection of the most recently purchased or acquired shares, selection by lot or selection by such other manner as the board of directors may determine;

•

we must provide at least 15 days’ prior written notice of the date on which we plan to effect the redemption (unless waived by such person); provided, that the redemption date may be the date on which written notice is given to such person if the cash (or any other of our debt or equity securities) necessary to effect the redemption has been deposited in trust for the benefit of such person and is subject to immediate withdrawal by such person upon surrender of the stock certificates for the redeemed shares;

•

from and after the date of the redemption, any and all rights relating to the redeemed shares shall cease and terminate and such person shall only possess the right to obtain cash (or such other of our debt or equity securities) payable upon the redemption; and

•	such other terms and condition as the board of directors may determine.

REIT Restrictions. For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). In addition, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). To ensure that these ownership requirements and other requirements for continued qualification as a REIT are met and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our Certificate of Incorporation contains provisions restricting the ownership or transfer of shares of our stock.

The relevant sections of our Certificate of Incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our Certificate of Incorporation) may beneficially or constructively own more than 9.8% in value of our aggregate outstanding stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of our stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned, actually or constructively, by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our aggregate outstanding stock or less than 9.8% in value or number of our outstanding shares of any class or series of stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of our stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of our aggregate outstanding stock or 9.8% in value or number of our outstanding shares of any class or series of stock.

In addition to the ownership limits, our Certificate of Incorporation prohibits any person from actually or constructively owning shares of our stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

The board of directors may, in its sole discretion, exempt a person from the ownership limits and certain other REIT limits on ownership and transfer of our stock described above, and may establish a different limit on ownership for that person. However, the board of directors may not exempt any person whose ownership of outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the board of directors for an exemption or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that the person’s beneficial or constructive ownership of our stock will not now or in the future jeopardize our ability to qualify as a REIT and must agree that any violation or attempted violation of those representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of our stock described above) will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, the board of directors may require an opinion of counsel or IRS ruling satisfactory to it with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the exemption or different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, the board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our Certificate of Incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of our aggregate outstanding stock or of the shares of a class or series of our stock, as applicable, is in excess of such decreased ownership limits until such time as that person’s percentage of our aggregate outstanding stock or of the shares of a class or series of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our stock or of a class or series of our stock, as applicable, in excess of such percentage ownership of shares of stock or of a class or series of stock will be in violation of the ownership limits.

Our Certificate of Incorporation further prohibits:

•

any person from transferring shares of our stock if the transfer would result in our aggregate outstanding stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of our stock if that ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires, or attempts or intends to acquire, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to the transaction) and provide us with such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

Pursuant to our Certificate of Incorporation, if there is any purported transfer of our stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand. Our Certificate of Incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective for any reason, to prevent violation of the applicable restriction contained in our Certificate of Incorporation, the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other similar transaction), the market price at the time of the event and (ii) the market price on the date we accept, or our designee accepts, the offer. We have the right to accept the offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to the stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by us that shares of common stock have been transferred to a trust, the shares of stock are sold by a purported transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of the shares that exceeds the amount that the purported transferee was entitled to receive as described above, the excess amount will be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our Certificate of Incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the General Corporation Law of the State of Delaware, which we refer to as the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our stock set forth in our Certificate of Incorporation, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent the violation, including but not limited to, causing us to repurchase shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Preferred Stock

As noted above, the rights, preferences and privileges of the holders of our common stock may be affected by the rights, preferences and privileges granted to holders of preferred stock. Pursuant to our Certificate of Incorporation, the board of directors is empowered, without any approval of our stockholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the relative rights, preferences, powers, qualifications, limitations and restrictions of each such series. The specific matters that may be determined by the board of directors include:

•

whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares shall be redeemable and the amount per share payable in case of redemption;

•

whether shares of the series will be entitled to receive distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the distributions, whether distributions will be cumulative, and the dates on which distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of American Tower;

•

whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of American Tower, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

Because the board of directors will have the power to establish the preferences and rights of each series of preferred stock, it may afford the stockholders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock that could have the effect of delaying, deferring or preventing a change in control of American Tower.

As of December 31, 2011, American Tower had no shares of preferred stock outstanding.

Certain Anti-Takeover Provisions

Delaware Business Combination Provisions

We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years owned, 15% or more of the corporation’s voting stock.

Certain Provisions of our Certificate of Incorporation and By-Laws

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election of directors, other than nominations made by, or at the direction of, our board of directors. These procedures may impede stockholders’ ability to bring matters before a meeting of stockholders or make nominations for directors at a meeting of stockholders.

Our Certificate of Incorporation includes provisions eliminating the personal liability of our directors to the fullest extent permitted by the DGCL and indemnifying our directors and officers to the fullest extent permitted by the DGCL. The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our Certificate of Incorporation provides that any or all of the directors may be removed at any time, either with or without cause, by a vote of a majority of the shares outstanding and entitled to vote. This provision may delay or prevent our stockholders from removing incumbent directors.

The ownership and transfer restrictions contained in our Certificate of Incorporation, and described above, may have the effect of inhibiting or impeding a change in control.

Our Certificate of Incorporation and our By-Laws provide that our By-Laws may be altered, amended, changed or repealed by (i) the approval or consent of not less than a majority of the total outstanding shares of stock entitled to vote generally in the election of directors or (ii) a majority of the entire board of directors.

Certain Provisions of our Debt Obligations

Change of control and merger, consolidation and asset sale provisions in our indentures for our outstanding notes and loan agreements for our credit facilities may discourage a takeover attempt. These provisions may make acquiring us more difficult.

Listing of Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol “AMT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon Trust Company, N.A., 525 William Penn Place, 7th Floor, Pittsburgh, PA 15259, telephone number (412) 234-7571.

LEGAL OWNERSHIP

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder actually will be a broker, bank or other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar and any third parties employed by us, the trustee, any transfer agent and any registrar, run only to persons who are registered as holders of our securities, except as may be specifically provided for in the contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding securities in accounts at banks, brokers or other financial institutions is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they legally are required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement actually will apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement that applies to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	How it handles payments and notices with respect to the securities;

•	Whether it imposes fees or charges;

•	How it handles voting, if applicable;

•	How and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	Whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company, which we refer to as the DTC, a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	An event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination of the following three ways):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR QUALIFICATION AND TAXATION AS A REIT

The following summary of federal income tax considerations is based on existing law, and is limited to our qualification and taxation as a REIT. The opinion of our tax counsel, Sullivan & Worcester LLP, attached hereto as Exhibit 8.1 addresses our qualification and taxation as a REIT as set forth in this summary. For a discussion of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of debt securities covered by this prospectus, please see the section entitled “Certain U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities” beginning on page 38.

The sections of the Code that govern federal income tax qualification and treatment of a REIT are complex. This section contains a summary of applicable Code provisions, related rules and regulations and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. We have received private letter rulings from the IRS with respect to some but not all of the matters described in this summary, and we cannot provide assurance that the IRS or a court will agree with all of the statements made in this summary. The IRS or a court could, for example, take a different position from that described in this summary with respect to our acquisitions, operations, restructurings or other matters, including with respect to matters similar to, but subsequent or unrelated to, those matters addressed in the IRS private letter rulings issued to us; furthermore, while a private letter ruling from the IRS generally is binding on the IRS, we and our tax counsel cannot rely on the private letter rulings if the factual representations, assumptions or undertakings made in our letter ruling requests to the IRS are untrue or incomplete in any material respect. If successful, IRS challenges could result in significant tax liabilities for applicable parties. In addition, this summary is not exhaustive of all possible tax consequences related to our qualification and taxation as a REIT, and does not discuss any estate, gift, state, local or foreign tax consequences. For all these reasons, we urge any holder of or prospective acquiror of our securities to consult with a tax advisor about the federal income tax and other tax consequences of our qualification and taxation as a REIT. Our intentions and beliefs described in this summary are based upon our understanding of applicable laws and regulations that are in effect as of the date of this prospectus. If new laws or regulations are enacted which impact us directly or indirectly, we may change our intentions or beliefs.

Taxation as a REIT

Effective for our taxable year that commenced January 1, 2012, we expect to elect to be taxed as a REIT under Sections 856 through 860 of the Code, and the discussion below assumes that we will make that election by timely filing our federal income tax return as a REIT. Our REIT election, assuming continuing compliance with the then applicable qualification tests, will continue in effect for subsequent taxable years. As a result of this REIT election, our deferred intercompany gains and similar consolidated return items have been restored into income for our taxable year ending December 31, 2011; however we estimate these restored amounts to have totaled no more than $10 million, and in any event the restored amounts are not estimated to have affected materially our 2011 federal income tax liability or our subsequent qualification and taxation as a REIT. Although no assurance can be given, we believe that, since January 1, 2012, we have been organized and have operated, and will continue to be organized and to operate, in a manner that qualified and will continue to qualify us to be taxed under the Code as a REIT.

Our tax counsel, Sullivan & Worcester LLP, has opined that we have been organized and will have qualified as a REIT under the Code for our taxable year commencing January 1, 2012 upon our filing a timely REIT federal income tax return for that year, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Our tax counsel’s opinions are conditioned upon the assumption that our Certificate of Incorporation, By-Laws, licenses and all other applicable legal documents have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in the proxy statement/prospectus filed with the SEC on October 11, 2011 and in this prospectus, upon private letter rulings received from the IRS as to certain federal income tax matters, and upon representations made by us as to certain factual matters relating to our organization and operations and our expected manner of operation. If the assumption or a representation is inaccurate or incomplete, or if the transactions described in this prospectus or the exhibits hereto is consummated in a manner inconsistent with the manner contemplated herein, the opinions may be adversely affected and may not be relied upon. The opinions of our tax counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sullivan & Worcester LLP or us that we will so qualify for any particular year. Any opinion of Sullivan & Worcester LLP as to our qualification as a REIT will be expressed as of the date issued. Counsel will have no obligation to advise us or holders of our securities of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. Also, the opinions of tax counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by tax counsel.

Our actual qualification and taxation as a REIT will depend upon our compliance on a continuing basis with various qualification tests imposed under the Code and summarized below. Our ability to satisfy the asset tests will depend in part upon our good faith analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. While we believe that we will satisfy these tests, our tax counsel will not review compliance with these tests on a continuing basis. If we fail to qualify as a REIT in any year, we will be subject to federal income taxation as if we were a corporation taxed under subchapter C of the Code, or C corporation, and our stockholders will be taxed like stockholders of C corporations, meaning that federal income tax generally will be applied at both the corporate and stockholder levels. In this event, we could be subject to significant tax liabilities, and the amount of cash available for payments to our securityholders could be reduced or eliminated.

As a REIT, we generally are not subject to federal income tax on our net income distributed as dividends to our stockholders. Distributions to our stockholders generally are included in their income as dividends to the extent of our current or accumulated earnings and profits. Our dividends are not generally entitled to the favorable 15% rate on qualified dividend income (scheduled to increase to ordinary income rates for taxable years beginning after December 31, 2012), but a portion of our dividends, such as dividends attributable to dividend income we receive from our taxable REIT subsidiaries, or TRSs, may be so eligible. No portion of any of our dividends is eligible for the dividends received deduction for corporate stockholders. Distributions in excess of current or accumulated earnings and profits generally are treated for federal income tax purposes as returns of capital to the extent of a recipient stockholder’s basis in its stock, and will reduce this basis. Our current or accumulated earnings and profits are generally allocated first to distributions made on our outstanding preferred stock, of which there is presently none outstanding, and thereafter to distributions made on our common stock. For all these purposes, our distributions include both cash distributions and any in kind distributions of property that we might make.

If we qualify as a REIT and meet the tests described below, we generally will not pay federal income tax on amounts we distribute to our stockholders. However, even if we qualify as a REIT, we may be subject to federal tax in the following circumstances:

•

We will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” determined by including our undistributed net capital gains and after offset by our available net operating loss carryovers (NOLs);

•

If our alternative minimum taxable income exceeds our taxable income, we may be subject to the corporate alternative minimum tax on our items of tax preference. Items that are treated differently for regular and alternative minimum tax purposes are to be allocated between a REIT and its stockholders under Treasury regulations which are yet to be prescribed. It is possible that these Treasury regulations will require tax preference items to be allocated to us with respect to any accelerated depreciation or other tax preference items that we claim, including a portion of the NOLs we may utilize;

•

If we have net income from the disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or from other nonqualifying income from foreclosure property, we will be subject to tax on this income at the highest regular corporate rate, currently 35%;

•

If we have net income from prohibited transactions—that is, dispositions of inventory or property held primarily for sale to customers in the ordinary course of business other than dispositions of foreclosure property and other than dispositions excepted under a statutory safe harbor—we will be subject to tax on this income at a 100% rate;

•

If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT, we will be subject to tax at a 100% rate on the greater of the amount by which we fail the 75% or the 95% test, with adjustments, multiplied by a fraction intended to reflect our profitability;

•

If we fail to distribute for any calendar year at least the sum of 85% of our REIT ordinary income for that year, 95% of our REIT capital gain net income for that year, and any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amounts actually distributed;

•

If we recognize gain on the disposition of any asset that was held by us on January 1, 2012 during a specified period (generally, ten years) thereafter, then we will pay tax at the highest regular corporate tax rate, which is currently 35%, on the lesser of the excess of the fair market value of the asset over our basis in the asset on January 1, 2012, or the gain we recognize in the disposition. We currently do not expect to sell any assets if such a sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that we will not change our plans in this regard;

•

If we acquire an asset from a corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of a present or former C corporation (including, for example, if we were to liquidate a wholly owned TRS), and if we subsequently recognize gain on the disposition of this asset during a specified period (generally, ten years) beginning on the date on which the asset ceased to be owned by the C corporation, then we will pay tax at the highest regular corporate tax rate, which is currently 35%, on the lesser of the excess of the fair market value of the asset over the C corporation’s basis in the asset on the date the asset ceased to be owned by the C corporation, or the gain we recognize in the disposition;

•

If we acquire a corporation in a transaction where we succeed to its tax attributes, then to preserve our status as a REIT we must generally distribute all of the C corporation earnings and profits inherited in that acquisition, if any, not later than the end of our taxable year in which the acquisition occurs. However, if we fail to do so, relief provisions would allow us to maintain our status as a REIT provided we distribute any subsequently discovered C corporation earnings and profits and pay an interest charge in respect of the period of delayed distribution;

•

As summarized below, REITs are permitted within limits to own stock and securities of a TRS. A domestic TRS is separately taxed on its net income as a C corporation, and is subject to limitations on the deductibility of interest expense paid to its REIT parent. While a foreign TRS is taxed in the United States only to the extent it has income that is effectively connected with the conduct of a trade or business in the United States or that is investment income from United States sources, a foreign TRS is generally subject to foreign taxes in the jurisdictions in which its assets or operations are located. In addition, the REIT parent is subject to a 100% tax on the amount by which various charges and reimbursements between the parent REIT and its TRS are determined to be priced excessively in favor of the REIT rather than on an arms’ length basis; and

•

To the extent we invest in properties in foreign jurisdictions, our income from those properties will generally be subject to tax in those jurisdictions. If we continue to operate as we do, then we will distribute all of our taxable income to our stockholders such that we will generally not pay federal income tax. As a result, we cannot recover the cost of foreign income taxes imposed on our foreign investments by claiming foreign tax credits against our federal income tax liability. Also, we cannot pass through to our stockholders any foreign tax credits.

If we fail to qualify as a REIT or choose not to elect REIT status, we will be subject to federal income tax in the same manner as a C corporation. Distributions to our stockholders if we do not qualify as a REIT will not be deductible by us nor will distributions be required under the Code. Also, we will generally be disqualified from qualification as a REIT for the four taxable years following disqualification. If we do not qualify as a REIT for even one year, this could result in our incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate level taxes, which could adversely impact our ability to make payments to our securityholders. The Code provides certain relief provisions under which we might avoid automatically ceasing to be a REIT for failure to meet certain REIT requirements, all as discussed in more detail below.

REIT Qualification Requirements

General Requirements. Section 856(a) of the Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable, but for Sections 856 through 859 of the Code, as a C corporation;

(4) that is not a financial institution or an insurance company subject to special provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) that is not “closely held” as defined under the personal holding company stock ownership test, as described below; and

(7) that meets other tests regarding income, assets and distributions, all as described below.

Section 856(b) of the Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a pro rata part of a taxable year of less than 12 months. Section 856(h)(2) of the Code provides that neither condition (5) nor (6) need be met for our first taxable year as a REIT. We believe that we have met and will meet conditions (1) through (7) during each of the requisite periods commencing with the current taxable year, and that we can continue to meet these conditions in future taxable years. There can, however, be no assurance in this regard.

By reason of condition (6), we will fail to qualify as a REIT for a taxable year if at any time during the last half of a year more than 50% in value of our outstanding stock is owned directly or indirectly by five or fewer individuals. To help comply with condition (6), our Certificate of Incorporation restricts transfers of our stock that would otherwise result in concentrated ownership positions. In addition, if we comply with applicable Treasury regulations to ascertain the ownership of our stock and do not know, or by exercising reasonable diligence would not have known, that we failed condition (6), then we will be treated as having met condition (6). However, our failure to comply with these regulations for ascertaining ownership may result in a penalty of $25,000, or $50,000 for intentional violations. Accordingly, we intend to comply with these regulations, and to request annually from record holders of significant percentages of our stock information regarding the ownership of our stock. Under our Certificate of Incorporation, our stockholders are required to respond to these requests for information.

For purposes of condition (6), the term “individuals” is defined in the Code to include natural persons, supplemental unemployment compensation benefit plans, private foundations and portions of a trust permanently set aside or used exclusively for charitable purposes, but not other entities or qualified pension plans or profit sharing trusts. As a result, REIT shares owned by an entity that is not an “individual” are considered to be owned by the direct and indirect owners of the entity that are individuals (as so defined), rather than to be owned by the entity itself. Similarly, REIT shares held by a qualified pension plan or profit sharing trust are treated as held directly by the individual beneficiaries in proportion to their actuarial interests in such plan or trust. Consequently, five or fewer such trusts could own more than 50% of the interests in an entity without jeopardizing that entity’s federal income tax qualification as a REIT.

The Code provides that we will not automatically fail to be a REIT if we do not meet conditions (1) through (6), provided we can establish reasonable cause for any such failure. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. It is impossible to state whether in all circumstances we would be entitled to the benefit of this relief provision. This relief provision applies to any failure of the applicable conditions, even if the failure first occurred in a prior taxable year.

Our Wholly Owned Subsidiaries and Our Investments through Partnerships. Except in respect of TRSs as discussed below, Section 856(i) of the Code provides that any corporation, 100% of whose stock is held by a REIT and its disregarded subsidiaries, is a qualified REIT subsidiary and shall not be treated as a separate corporation. The assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as the REIT’s. We believe that each of our direct and indirect wholly owned subsidiaries, other than the TRSs discussed below, will be either a qualified REIT subsidiary within the meaning of Section 856(i) of the Code, or a noncorporate entity that for federal income tax purposes is not treated as separate from its owner under regulations issued under Section 7701 of the Code, each of which we refer to as a QRS. Thus, except for the TRSs discussed below, in applying all the federal income tax REIT qualification requirements described in this summary, all assets, liabilities and items of income, deduction and credit of our direct and indirect wholly owned subsidiaries are treated as ours.

We have invested and may invest in real estate through one or more entities that are treated as partnerships for federal income tax purposes, including limited or general partnerships, limited liability companies or foreign entities. In the case of a REIT that is a partner in a partnership, regulations under the Code provide that, for purposes of the REIT qualification requirements regarding income and assets discussed below, the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT’s proportionate capital interest in the partnership and is deemed to be entitled to the income of the partnership attributable to this proportionate share. In addition, for these purposes, the character of the assets and gross income of the partnership generally retain the same character in the hands of the REIT. Accordingly, our proportionate share of the assets, liabilities and items of income of each partnership in which we are a partner is treated as ours for purposes of the income tests and asset tests discussed below. But for purposes of the distribution requirement discussed below, we must take into account as a partner our share of the partnership’s income as determined under the general federal income tax rules governing partners and partnerships under Sections 701 through 777 of the Code.

Taxable REIT Subsidiaries. We are permitted to own any or all of the securities of a “taxable REIT subsidiary” as defined in Section 856(l) of the Code provided that no more than 25% of the total value of our assets, at the close of each quarter, is comprised of our investments in the stock or securities of our TRSs. We have received a private letter ruling from the IRS that a loan to a TRS of ours that is adequately secured by towers, tower sites or other interests in real property will not be treated as a security for purposes of this 25% TRS limitation. Among other requirements, a TRS of ours must:

(1) be a non-REIT corporation for federal income tax purposes in which we directly or indirectly own shares;

(2) join with us in making a TRS election;

(3) not directly or indirectly operate or manage a lodging facility or a health care facility; and

(4) not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, except that in limited circumstances a subfranchise, sublicense or similar right can be granted to an independent contractor to operate or manage a lodging facility or a health care facility.

In addition, a corporation other than a REIT in which a TRS directly or indirectly owns more than 35% of the voting power or value will automatically be treated as a TRS. Subject to the discussion below, we believe that we and each of our TRSs have complied with, and will continue to comply with, on a continuous basis, the requirements for TRS status at all times during which we intend for the subsidiary’s TRS election to be in effect, and we believe that the same will be true for any TRS that we later form or acquire.

Our ownership of stock and securities in TRSs is exempt from the 10% and 5% REIT asset tests discussed below. Also, as discussed below, TRSs can perform services for our tenants without disqualifying the rents we receive from those tenants under the 75% or 95% gross income tests discussed below. Moreover, because TRSs are taxed separately from us as C corporations, their assets, liabilities and items of income, deduction and credit generally are not imputed to us for purposes of the REIT qualification requirements described in this summary. Therefore, TRSs can generally undertake third-party management and development activities and activities not related to real estate.

Restrictions are imposed on TRSs to ensure that they will be subject to an appropriate level of federal income taxation. For example, a TRS may not deduct interest paid in any year to an affiliated REIT to the extent that the interest payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year. However, the TRS may carry forward the disallowed interest expense to a succeeding year, and deduct the interest in that later year subject to that year’s 50% adjusted taxable income limitation. In addition, if a TRS pays interest, rent or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. Finally, if in comparison to an arm’s length transaction, a tenant has overpaid rent to the REIT in exchange for underpaying the TRS for services rendered, and if the REIT has not adequately compensated the TRS for services provided to or on behalf of a tenant, then the REIT may be subject to an excise tax equal to 100% of the undercompensation to the TRS. A safe harbor exception to this excise tax applies if the TRS has been compensated at a rate at least equal to 150% of its direct cost in furnishing or rendering the service. We believe that our TRSs have received and will continue to receive at least arm’s length compensation, from our tenants or from us, for the services they provide to our tenants. There can be no assurance that arrangements involving our TRSs will not result in the imposition of one or more of these deduction limitations or excise taxes, but we do not believe that we are or will be subject to these impositions.

To the extent our TRSs have assets or operations in foreign jurisdictions, their income from those assets and operations will generally be subject to tax in those jurisdictions. If we and our TRSs continue to operate as we currently do, then our foreign TRSs will not have any United States operations or federal income tax liability, and we will generally not pay federal income tax to the extent we distribute our taxable income, including our dividend income from our TRSs, to our stockholders each year. As a result, we cannot recover the cost of foreign income taxes imposed on our TRSs’ foreign investments by claiming foreign tax credits against either our or their federal income tax liability. Also, we cannot pass through to our stockholders any foreign tax credits.

Our Assets as Real Estate Assets. Treasury regulations define “real property” for purposes of Section 856 of the Code to mean land or improvements thereon, such as buildings or other inherently permanent structures thereon, including items which are structural components of such buildings or structures. In addition, the term is defined recursively so that real property includes interests in real property. For these purposes, local law definitions are not controlling. By way of illustration, Treasury regulations provide that real property includes wiring in a building, plumbing systems, central heating or central air-conditioning machinery, pipes or ducts, elevators or escalators installed in a building and other items which are structural components of a building or other permanent structure; however, again by way of example, real property is defined to exclude assets accessory to the operation of a business such as machinery, printing presses, transportation equipment which is not a structural component of the building, office equipment, refrigerators, individual air-conditioning units, grocery counters or furnishings of a motel, hotel or office building. For purposes of Section 856 of the Code, real property includes real property outside of the United States as well as real property within the United States.

Treasury regulations provide that, for purposes of Section 856 of the Code, the term “interests in real property” includes several types of interests that relate to real property such as (a) fee ownership and co-ownership of land or improvements thereon, leaseholds of land or improvements thereon, options to acquire land or improvements thereon and options to acquire leaseholds of land or improvements thereon, (b) timeshare interests that represent an undivided fractional fee interest, or undivided leasehold interest, in real property, and that entitle the holders of the interests to the use and enjoyment of the property for a specified period of time each year, and (c) stock held by a person as a tenant-stockholder in a cooperative housing corporation (as those terms are defined in Section 216 of the Code). In several administrative pronouncements spanning almost four decades, the IRS has concluded that “interests in real property” properly include intangibles such as voting rights and goodwill that are inextricably and compulsorily tied to real property or otherwise inseparable from real property.

We received a private letter ruling from the IRS that, for purposes of Section 856 of the Code, our towers and the sites on which they are located (including any fencing, shelters and permanently installed backup generators) are interests in real property, and intangible assets (including goodwill) derived from our real estate are also “interests in real property.” Because all or substantially all of our intangible assets (including goodwill) as reported on our audited financial statements relate to current and future rental cash flows from space on our towers and at our tower sites, we believe that all or substantially all of these intangibles are inextricably and compulsorily tied to, and derived from, our real estate and thus “interests in real property.”

In order to qualify as a mortgage on real property for purposes of the 75% gross income test and 75% asset test discussed below, a mortgage loan must be secured by real property with a fair market value, at the time the loan is made, at least equal to the amount of the loan. In Revenue Ruling 80-280, 1980-2 C.B. 207 the IRS concluded that a loan secured by a mortgage loan can itself qualify as an interest in mortgages on real property where the ultimate collateral in the arrangement was real property of sufficient fair market value. Although there can be no assurance in this regard, we believe that our loans that are intended to be mortgages on real property for purposes of the REIT income and asset tests below in fact so qualify, because we generally seek to have those loans directly secured by real property of sufficient fair market value or indirectly and ultimately secured by real property of sufficient fair market value consistent with the principles of Revenue Ruling 80-280.

Income Tests. There are two gross income requirements for qualification as a REIT under the Code:

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At least 75% of our gross income (excluding: (a) gross income from sales or other dispositions of property held primarily for sale; (b) any income arising from “clearly identified” hedging transactions that we enter into to manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets; (c) any income arising from “clearly identified” hedging transactions that we enter into primarily to manage risk of currency fluctuations relating to any item that qualifies under the 75% or 95% gross income tests (or any property which generates such income or gain); (d) real estate foreign exchange gain (as defined in Section 856(n)(2) of the Code); and (e) income from the repurchase or discharge of indebtedness) must be derived from investments relating to real property, including “rents from real property” as defined under Section 856 of the Code, interest and gain from mortgages on real property, income and gain from foreclosure property, gain from the sale or other disposition of real property other than dealer property, or dividends and gain from shares in other REITs. When we receive new capital in exchange for our stock or in a public offering of five year or longer debt instruments, income attributable to the temporary investment of this new capital in stock or a debt instrument, if received or accrued within one year of our receipt of the new capital, is generally also qualifying income under the 75% gross income test.

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At least 95% of our gross income (excluding: (a) gross income from sales or other dispositions of property held primarily for sale; (b) any income arising from “clearly identified” hedging transactions that we enter into to manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets; (c) any income arising from “clearly identified” hedging transactions that we enter into primarily to manage risk of currency fluctuations relating to any item that qualifies under the 75% or 95% gross income tests (or any property which generates such income or gain); (d) passive foreign exchange gain (as defined in Section 856(n)(3) of the Code); and (e) income from the repurchase or discharge of indebtedness) must be derived from a combination of items of real property income that satisfy the 75% gross income test described above, dividends, interest or gains from the sale or disposition of stock, securities or real property.

For purposes of the 75% and 95% gross income tests outlined above, income derived from a “shared appreciation provision” in a mortgage loan is generally treated as gain recognized on the sale of the property to which it relates. Although we will use our best efforts to ensure that the income generated by our investments will be of a type that satisfies both the 75% and 95% gross income tests, there can be no assurance in this regard.

In order to qualify as “rents from real property” under Section 856 of the Code, several requirements must be met:

•	The amount of rent received generally must not be based on the income or profits of any person, but may be based on receipts or sales.

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Rents do not qualify if the REIT owns 10% or more by vote or value of the tenant, whether directly or after application of attribution rules. While we intend not to lease property to any party if rents from that property would not qualify as rents from real property, application of the 10% ownership rule is dependent upon complex attribution rules and circumstances that may be beyond our control. For example, an unaffiliated third party’s ownership directly or by attribution of 10% or more by value of our stock, as well as an ownership position in the stock of one of our tenants which, when added to our own ownership position in that tenant, totals 10% or more by vote or value of the stock of that tenant, would result in that tenant’s rents not qualifying as rents from real property. Our Certificate of Incorporation disallows transfers or purported acquisitions, directly or by attribution, of our stock to the extent necessary to maintain our REIT status under the Code. Nevertheless, there can be no assurance that these provisions in our Certificate of Incorporation will be effective to prevent our REIT status from being jeopardized under the 10% affiliated tenant rule. Furthermore, there can be no assurance that we will be able to monitor and enforce these restrictions, nor will our stockholders necessarily be aware of ownership of our stock attributed to them under the Code’s attribution rules.

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There is a limited exception to the above prohibition on earning “rents from real property” from a 10% affiliated tenant, if the tenant is a TRS. If at least 90% of the leased/licensed space of a property is leased/licensed to tenants other than TRSs and 10% affiliated tenants, and if the TRS’s rent for space at that property is substantially comparable to the rents paid by nonaffiliated tenants for comparable space at the property, then otherwise qualifying rents paid by the TRS to the REIT will not be disqualified on account of the rule prohibiting 10% affiliated tenants. At some of our tower sites, we may license space to a TRS so that, for example, the TRS can operate a master antenna, backhaul antenna or other asset. In any such instance, we cannot be sure that the rental relationship will qualify under the limited exception for leasing/licensing space to a TRS. However, we expect the total rents we receive from leasing/licensing space to our TRSs will be immaterial to our compliance with the REIT gross income tests.

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In order for rents to qualify, we generally must not manage the property or furnish or render services to the tenants of the property, except through an independent contractor from whom we derive no income or through one of our TRSs. There is an exception to this rule permitting a REIT to perform customary tenant services of the sort that a tax-exempt organization could perform without being considered in receipt of “unrelated business taxable income” as defined in Section 512(b)(3) of the Code. In addition, a de minimis amount of noncustomary services will not disqualify income as “rents from real property” so long as the value of the impermissible services does not exceed 1% of the gross income from the property.

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If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as “rents from real property”; if this 15% threshold is exceeded, the rent attributable to personal property will not so qualify. The portion of rental income treated as attributable to personal property is determined according to the ratio of the fair market value of the personal property to the total fair market value of the real and personal property that is rented. While this 15% test generally is applied separately to each lease of real property, Treasury regulations provide that the test may be applied on an aggregate basis at a multi-tenanted facility with substantially similar leases, such that the aggregate rents received or accrued at the facility under substantially similar leases are tested by reference to the ratio of the fair market value of all rented personal property under such leases to the total fair market value of all rented real and personal property under such leases. We have received a private letter ruling from the IRS confirming that this aggregation is available to us on a site by site basis at our election.

For the reasons set forth below, we believe that, since January 1, 2012, all or substantially all our rents have qualified and will continue to qualify as rents from real property for purposes of Section 856 of the Code.

With respect to services we render at our tower sites, we believe that these services will be of the type that are usually or customarily performed in connection with the rental of tower space and that are not primarily for the benefit or convenience of our tenants. Therefore, we believe that our provision of these permissible services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Any impermissible services at a tower site are expected to be provided by an independent contractor or a TRS under appropriate arrangements in order to avoid jeopardizing the qualification of our rent as “rents from real property.” We have received a private letter ruling from the IRS that, based on our representation that particular services are customary and either are consistent with our fiduciary functions or benefit our properties as a whole, these specified services provided in connection with the rental of tower space will not cause otherwise qualifying amounts received by us to be excluded from “rents from real property” under Section 856(d) of the Code. If, contrary to our expectation, the IRS or a court determines that one or more services we provide to our tenants directly (as opposed to through a TRS or an independent contractor) are impermissible services, and that the amount of gross receipts we receive that is attributable to the provision of such services during a taxable year at a site exceeds 1% of all gross receipts we received or accrued during such taxable year with respect to that site, then all of the rents from that site will be nonqualifying income for purposes of the 75% and 95% gross income tests. Although rents at any one site are immaterial to our compliance with the 75% and 95% gross income tests, a finding by the IRS or a court of sufficient impermissible services at a large number of sites could possibly jeopardize our ability to comply with the 95% gross income test, and in an extreme case possibly even with the 75% gross income test. Under those circumstances, we expect we would qualify for the gross income tests’ relief provision described below, and thereby preserve our qualification as a REIT; however, the penalty taxes associated with this relief could be material.

In applying the above criteria, each lease or license of space is evaluated separately from each other lease or license, except that the 1% threshold for impermissible services is applied on a site-by-site basis, as discussed above. For purposes of Section 856 of the Code, we believe that each site license under our master license agreements may be tested separately from each other site license under the above criteria, and we have received a private letter ruling from the IRS to that effect.

With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in local currencies. Accordingly, for federal income tax purposes, including presumably the 75% and 95% gross income tests summarized above, our income, gains and losses from our foreign operations that are not held in TRSs, if any, will generally be calculated first in the applicable local currency, and then translated into United States dollars at appropriate exchange rates. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, any foreign exchange gains we recognize from repatriation are expected to constitute “real estate foreign exchange gains” under Section 856(n)(2) of the Code, and thus be excluded from the 75% and 95% gross income tests summarized above.

In addition, when we own interests in entities that are “controlled foreign corporations” for federal income tax purposes, we are deemed to receive our allocable share of certain income, referred to as Subpart F Income, earned by such controlled foreign corporations whether or not that income is actually distributed to us. Numerous exceptions apply in determining whether an item of income is Subpart F Income, including exceptions for rent received from an unrelated person and derived in the active conduct of a trade or business. Rents from real property are generally treated as earned in an active trade or business if the landlord/licensor regularly performs active and substantial management and operational functions with respect to the property while it is leased, but only if such activities are performed through the landlord/licensor’s own officers or staff of employees. We believe our controlled foreign corporations generally satisfy this active rental exception, and accordingly we have not recognized and do not expect to recognize material amounts of Subpart F Income. We have received a private letter ruling from the IRS that the types of Subpart F Income most likely to be recognized by us qualify under the 95% gross income test. However, we have received no ruling regarding whether other types of Subpart F Income qualify for the 95% gross income test. In addition, we do not believe our Subpart F income qualifies under the 75% gross income test.

Absent the “foreclosure property” rules of Section 856(e) of the Code, a REIT’s receipt of nonrental, nonpassive income from a property would not qualify under the 75% and 95% gross income tests. But as foreclosure property, such gross income from such a property would so qualify. In the case of property leased by a REIT to a tenant, foreclosure property is defined under applicable Treasury regulations to include generally the real property and incidental personal property that the REIT reduces to possession upon a default or imminent default under the lease by the tenant, and as to which a foreclosure property election is made by attaching an appropriate statement to the REIT’s federal income tax return. Any gain that a REIT recognizes on the sale of foreclosure property held as inventory or primarily for sale to customers, plus any income it receives from foreclosure property that would not qualify under the 75% gross income test in the absence of foreclosure property treatment, reduced by expenses directly connected with the production of those items of income, would be subject to income tax at the maximum corporate rate, currently 35%, under the foreclosure property income tax rules of Section 857(b)(4) of the Code. Thus, if a REIT should lease foreclosure property in exchange for rent that qualifies as “rents from real property” as described above, then that rental income is not subject to the foreclosure property income tax.

Other than sales of foreclosure property, any gain we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a penalty tax at a 100% rate. This prohibited transaction income also may adversely affect our ability to satisfy the 75% and 95% gross income tests for federal income tax qualification as a REIT. We cannot provide assurances as to whether or not the IRS might successfully assert that one or more of our dispositions would be subject to the 100% penalty tax. However, we believe that dispositions of assets that we might make will not be subject to the 100% penalty tax, because we intend to:

•	own our assets for investment with a view to long term income production and capital appreciation;

•	engage in the business of developing, owning, leasing and managing our existing properties and acquiring, developing, owning, leasing and managing new properties; and

•	make occasional dispositions of our assets consistent with our long term investment objectives.

If we fail to satisfy one or both of the 75% or the 95% gross income tests in any taxable year, we may nevertheless qualify as a REIT for that year if we satisfy the following requirements:

•	our failure to meet the test is due to reasonable cause and not due to willful neglect, and

•	after we identify the failure, we file a schedule describing each item of our gross income included in the 75% or 95% gross income tests for that taxable year.

It is impossible to state whether in all circumstances we would be entitled to the benefit of this relief provision for the 75% and 95% gross income tests. Even if this relief provision does apply, a 100% tax is imposed upon the greater of the amount by which we failed the 75% test or the amount by which we failed the 95% test, with adjustments, multiplied by a fraction intended to reflect our profitability. This relief provision applies to any failure of the applicable income tests, even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Asset Tests. At the close of each quarter of each taxable year, we must also satisfy the following asset percentage tests in order to qualify as a REIT for federal income tax purposes:

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At least 75% of our total assets must consist of real estate assets, cash and cash items, shares in other REITs, government securities and temporary investments of new capital (that is, stock or debt instruments purchased with proceeds of a stock offering or a public offering of our debt with a term of at least five years, but only for the one year period commencing with our receipt of the offering proceeds).

•	Not more than 25% of our total assets may be represented by securities other than those securities that count favorably toward the preceding 75% asset test.

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Of the investments included in the preceding 25% asset class, the value of any one non-REIT issuer’s securities that we own may not exceed 5% of the value of our total assets. In addition, we may not own more than 10% of the vote or value of any one non-REIT issuer’s outstanding securities, unless the securities are “straight debt” securities or otherwise excepted as discussed below.

•	Our stock and securities in a TRS are exempted from the preceding 10% and 5% asset tests. However, no more than 25% of our total assets may be represented by stock or securities of TRSs.

We have received a private letter ruling from the IRS that, for purposes of Section 856 of the Code, our towers and the sites on which they are located (including any fencing, shelters and permanently installed backup generators) are interests in real property, and intangible assets (including goodwill) derived from our real estate are also “interests in real property.” Because all or substantially all of our intangible assets (including goodwill) as reported on our audited financial statements relate to current and future rental cash flows from space on our towers and at our tower sites, we believe that all or substantially all of these intangibles are, and will remain, inextricably and compulsorily tied to, and derived from, our real estate and thus “interests in real property.” Our board of directors expects to review internally prepared valuation presentations quarterly, which will assist it in determining the nature and value of the assets shown on our audited financial statements for purposes of the various REIT asset and income tests under Section 856 of the Code. Upon review and due consideration of each quarter’s valuation presentation, our board of directors expects to determine, to the maximum extent it is authorized and afforded discretion to determine such matters under applicable federal income tax laws (including in particular Section 856(c)(5)(A) of the Code), whether for the preceding calendar quarter (a) substantially all of our intangible assets (including goodwill) are derived from our real estate and (b) the value of our assets, including the value of our towers, buildings, land, intangibles and other assets, are such that we meet all of the above REIT asset tests.

The above REIT asset tests must be satisfied at the close of each calendar quarter of each taxable year as a REIT. After a REIT meets the asset tests at the close of any quarter, it will not lose its status as a REIT in any subsequent quarter solely because of fluctuations in the values of its assets, including if caused by changes in the foreign currency exchange rate used to value any foreign assets; but this grandfathering rule may be of limited benefit to a REIT such as us that makes periodic acquisitions of both qualifying and nonqualifying REIT assets. When a failure to satisfy the above asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

In addition, if we fail the 5% value test or the 10% vote or value tests at the close of any quarter and do not cure such failure within 30 days after the close of that quarter, that failure will nevertheless be excused if (a) the failure is de minimis and (b) within 6 months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy the 5% value and 10% vote and value asset tests. For purposes of this relief provision, the failure will be “de minimis” if the value of the assets causing the failure does not exceed the lesser of (a) 1% of the total value of our assets at the end of the relevant quarter or (b) $10,000,000. If our failure is not de minimis, or if any of the other REIT asset tests have been violated, we may nevertheless qualify as a REIT if (a) we provide the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) we pay a tax equal to the greater of (1) $50,000 or (2) the highest rate of corporate tax imposed (currently 35%) on the net income generated by the assets causing the failure during the period of the failure, and (d) within 6 months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy all of the REIT asset tests. These relief provisions apply to any failure of the applicable asset tests, even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

The Code also provides an excepted securities safe harbor to the 10% value test that includes among other items (a) “straight debt” securities, (b) certain rental agreements in which payment is to be made in subsequent years, (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of or payments from a nongovernmental entity, and (e) any security issued by another REIT.

We intend to maintain records of the value of our assets to document our compliance with the above asset tests and take actions as may be required to cure any failure to satisfy the tests within 30 days after the close of any quarter.

Annual Distribution Requirements. In order to qualify for taxation as a REIT under the Code, we are required to make annual distributions other than capital gain dividends to our stockholders in an amount at least equal to the excess of:

(1) the sum of 90% of our “real estate investment trust taxable income,” as defined in Section 857 of the Code, computed by excluding any net capital gain and before taking into account any dividends paid deduction for which we are eligible, and 90% of our net income after tax, if any, from property received in foreclosure, over

(2) the sum of our qualifying noncash income, e.g., imputed rental income or income from transactions inadvertently failing to qualify as like kind exchanges.

The distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our federal income tax return for the earlier taxable year and if paid on or before the first regular distribution payment after that declaration. If a dividend is declared in October, November or December to stockholders of record during one of those months, and is paid during the following January, then for federal income tax purposes the dividend will be treated as having been both paid and received on December 31 of the prior taxable year. A distribution which is not pro rata within a class of our beneficial interests entitled to a distribution, or which is not consistent with the rights to distributions among our classes of beneficial interests, is a preferential distribution that is not taken into consideration for purposes of the distribution requirements, and accordingly the payment of a preferential distribution could affect our ability to meet the distribution requirements. Taking into account our distribution policies, including any dividend reinvestment plan we might adopt in the future, we do not believe that we will make any preferential distributions. The distribution requirements may be waived by the IRS if a REIT establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax discussed below. To the extent that we do not distribute all of our net capital gain and all of our real estate investment trust taxable income, as adjusted, we will be subject to federal income tax on undistributed amounts.

In addition, we will be subject to a 4% nondeductible excise tax to the extent we fail within a calendar year to make required distributions to our stockholders of 85% of our ordinary income and 95% of our capital gain net income plus the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the amount treated as distributed for that preceding calendar year. For this purpose, the term “grossed up required distribution” for any calendar year is the sum of our taxable income for the calendar year without regard to the deduction for dividends paid and all amounts from earlier years that are not treated as having been distributed under the provision. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax.

If we do not have enough cash or other liquid assets to meet the 90% distribution requirements, we may find it necessary and desirable to arrange for new debt or equity financing to provide funds for required distributions in order to maintain our REIT status. We can provide no assurance that financing would be available for these purposes on favorable terms.

We may be able to rectify a failure to pay sufficient dividends for any year by paying “deficiency dividends” to stockholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

In addition to the other distribution requirements above, to preserve our status as a REIT we are required to timely distribute C corporation earnings and profits that we inherit from acquired corporations.

Our C Corporation History

Our Built-in Gains. As described above, notwithstanding our qualification and taxation as a REIT, we may still be subject to corporate taxation in particular circumstances. If we recognize gain on the disposition of any asset that was held by us on January 1, 2012 during a specified period (generally, ten years) thereafter, then we will generally pay tax at the highest regular corporate tax rate, currently 35%, on the lesser of (1) the excess, if any, of the asset’s fair market value over our basis in the asset, each determined on January 1, 2012, or (2) our gain recognized in the disposition. Accordingly, any taxable disposition of a January 1, 2012 asset during the specified period could be subject to this built-in gains tax. We currently do not expect to sell any asset if such a sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that we will not change our plans in this regard.

Our Earnings and Profits. A REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Thus, in order to qualify as a REIT, we are required to distribute to our stockholders all of our pre-REIT accumulated earnings and profits, if any, prior to the end of our first taxable year as a REIT. Absent an available relief provision, failure to distribute these pre-REIT accumulated earnings and profits before December 31, 2012 could result in our disqualification as a REIT.

Although Sullivan & Worcester LLP is unable to render an opinion on factual determinations such as the amount of our pre-REIT accumulated earnings and profits, we retained accountants to compute the amount of our pre-REIT accumulated earnings and profits as of December 31, 2010 and to project the amount of our earnings and profits through December 31, 2011; these calculations and projections give effect to both our December 2011 distribution and our redemptions over the years. Based on these calculations and projections, we believe that we satisfy the requirement of timely distributing all of our pre-REIT accumulated earnings and profits. However, there can be no assurance that the IRS would not, upon subsequent examination, propose adjustments to our calculation of the undistributed earnings and profits. If it is subsequently determined that we had undistributed earnings and profits as of the end of our first taxable year as a REIT, we may be eligible for a relief provision similar to the “deficiency dividends” procedure described above. To utilize this relief provision, we would have to pay an interest charge for the delay in distributing the undistributed earnings and profits; in addition, we would be required to distribute to our stockholders, in addition to our other REIT distribution requirements, the amount of the undistributed earnings and profits less the interest charge paid.

Acquisitions of C Corporations

In addition to the circumstances described above, we will be subject to corporate taxation if we acquire an asset from a corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of a present or former C corporation (including, for example, if we were to liquidate a TRS or convert a TRS to a QRS), and if we subsequently recognize gain on the disposition of this asset during a specified period (generally, ten years) beginning on the date on which the asset ceased to be owned by the C corporation. In such case we will generally pay tax at the highest regular corporate tax rate, currently 35%, on the lesser of (1) the excess, if any, of the asset’s fair market value over its adjusted tax basis, each determined as of the time the asset ceased to be owned by the C corporation, or (2) our gain recognized in the disposition. Accordingly, any taxable disposition of an asset so acquired during the specified period could be subject to this built-in gains tax.

As described above, if we acquire a corporation, liquidate a TRS or convert a TRS to a QRS, to preserve our status as a REIT we must generally distribute all of the C corporation earnings and profits inherited in that transaction, if any, not later than the end of our taxable year in which the transaction occurred. However, if we fail to do so, relief provisions would allow us to maintain our status as a REIT provided we distribute any subsequently discovered C corporation earnings and profits and pay an interest charge in respect of the period of delayed distribution. Special rules apply if we liquidate a foreign TRS or convert it to a QRS, including as to the federal income tax bases in the assets that carry over to us, as to the accumulated earnings which we must include as additional dividend income, and as to the C corporation’s earnings and profits that carry over to us. In general, however, the accumulated earnings of the liquidated foreign TRS must either be distributed to our stockholders as additional dividend income or be offset with available NOLs.

Other Tax Consequences

Our tax treatment may be modified by legislative, judicial or administrative actions at any time, which actions may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by the Congress, the IRS and the Treasury Department, and statutory changes, new regulations, revisions to existing regulations, and revised interpretations of established concepts are issued frequently. Likewise, the rules regarding taxes other than federal income taxes may also be modified. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us. Revisions to tax laws and interpretations of these laws could adversely affect the tax or other consequences described above. We may also be subject to taxation by state, local or other jurisdictions, including those in which we transact business or are domiciled. These tax consequences may not be comparable to the federal income tax consequences discussed above.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS OF OUR DEBT SECURITIES

The following is a summary of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of fixed rate debt securities covered by this prospectus. A discussion of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of convertible debt securities, short-term debt securities (generally, debt securities having maturities of not more than one year), floating rate debt securities or foreign currency debt securities, will be included in the applicable prospectus supplement if such debt securities will be issued. Persons considering the purchase of warrants should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition thereof.

This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as: banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a functional currency other than the U.S. dollar, regulated investment companies or other financial institutions, persons subject to alternative minimum tax, or expatriates. This summary does not discuss any state, local, foreign or other tax considerations not specifically addressed below. Prospective purchasers of debt securities should review the accompanying prospectus supplements for summaries of special U.S. federal income tax considerations that may be relevant to a particular issue of debt securities, including any floating rate debt securities or foreign currency debt securities (defined below).

As used herein, the term “U.S. Holder” means a beneficial owner of a debt security that is (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or an entity taxable as a corporation for U.S. federal income tax purposes), that was established under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate whose worldwide income is subject to U.S. federal income tax; or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect under current Treasury regulations to be treated as a United States person. If a partnership holds debt securities, the tax treatment of partners will generally depend upon the status of the partner and the activities and status of the partnership. Partners of a partnership holding debt securities should accordingly consult their own tax advisors. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a debt security that is neither a U.S. Holder nor other entity classified as a partnership for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Payments of Interest. Payments of qualified stated interest (as defined below under “—Original Issue Discount”) on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting).

Purchase, Sale, Exchange, Retirement or other Disposition of Debt Securities. A U.S. Holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below) made on such debt security.

Upon the sale, exchange, retirement or other disposition of a debt security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. Holder’s tax basis in such debt security.

Except as discussed below with respect to market discount, gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual U.S. Holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Original Issue Discount. In addition to, or as an alternative to, bearing qualified stated interest, a debt security may be issued with original issue discount, which we refer to as OID. U.S. Holders of debt securities with OID generally will be subject to the special tax accounting rules for obligations issued with original issue discount provided by the Code and certain regulations promulgated thereunder, which we refer to as the OID Regulations. Debt securities issued with OID will be referred to as original issue discount debt securities. Notice will be given in the accompanying prospectus supplement when we determine that a particular debt security is an original issue discount debt security. U.S. Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the complete years to maturity). The “stated redemption price at maturity” of a debt security is generally the sum of all payments to be made on the debt security other than qualified stated interest (as defined below). “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The “issue price” of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

In general, each U.S. Holder of an original issue discount debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the U.S. Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial U.S. Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The “adjusted issue price” of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this “constant-yield” method of including OID in income, the amounts includible in income by a U.S. Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

A U.S. Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such U.S. Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. Holder, the U.S. Holder making such election will also be deemed to have made the election (discussed below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

A subsequent U.S. Holder of an original issue discount debt security that purchases the debt security at a cost less than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest), or an initial U.S. Holder that purchases an original issue discount debt security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if such U.S. Holder acquires the original issue discount debt security with “acquisition premium” (i.e., at a price greater than its adjusted issue price, which in the case of an initial U.S. Holder would be the issue price), the holder is required to reduce its periodic inclusions of OID income by a portion of the acquisition premium equal to the ratio of the OID that would otherwise be includable in such U.S. Holder’s income with respect to the debt security during the current taxable year, over the total remaining OID on the debt security as of the acquisition date.

Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the accompanying prospectus supplement and should consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

Premium and Market Discount. A U.S. Holder of a debt security that purchases the debt security at a cost greater than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis when the debt security matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

If a U.S. Holder of a debt security purchases the debt security at a price that is lower than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the U.S. Holder, under a constant-yield method.

A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Information Reporting and Backup Withholding. The issuing and paying agent will be required to file information returns with the IRS with respect to payments made to U.S. Holders of debt securities unless an exception applies. In addition, U.S. Holders who are not exempt will generally be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the issuing and paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a)	No withholding of U.S. federal income tax generally will be required with respect to the payment by us or any issuing and paying agent on a debt security owned by a Non-U.S. Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation to which we are a “related person” within the meaning of Section 864(d)(4) of the Code, (iii) the beneficial owner is not a bank whose receipt of interest on a debt security is described in section 881(c)(3)(A) of the Code; (iv) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder) and (v) in the case of payments made after December 31, 2012 on debt securities issued after March 18, 2012, the Non-U.S. Holder has provided any required information with respect to its direct and indirect U.S. owners and, if the debt securities are held through a foreign financial institution, the institution has entered into an agreement with the U.S. government to collect and provide the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors, and the Non-U.S. Holder has provided any required information to the foreign financial institution. Pursuant to IRS guidance, future regulations will provide that such withholding applies only to interest paid on or after January 1, 2014, and to other “withholdable payments” (including payments of gross proceeds from a sale or other disposition of our debt securities) made on or after January 1, 2015.

(b)	Subject to the discussion in clause (v) above, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder) or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met;

(c)	If a Non-U.S. Holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, such Non-U.S. Holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the debt securities.

Notwithstanding the foregoing, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder). In addition, under certain circumstances, effectively connected interest income of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate (as reduced by an applicable treaty). A Non-U.S. Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a Non-U.S. Holder, or to proceeds from the disposition of a debt security by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor our paying agent has actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The rules regarding withholding, backup withholding and information reporting for Non-U.S. Holders are complex, may vary depending on a holder’s particular situation, and are subject to change. In addition, special rules apply to certain types of Non-U.S. Holders including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. Non-U.S. Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for American Tower by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters will be passed upon for American Tower by Edmund DiSanto, Esq., Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of American Tower. The validity of the securities described in this prospectus will be passed upon for any underwriters or agents, as the case may be, by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K, and the effectiveness of internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 filed with the SEC on May 5, 2011, August 4, 2011 and November 2, 2011, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 31, 2011, March 8, 2011, March 16, 2011, April 12, 2011, May 19, 2011, June 3, 2011, June 3, 2011, August 25, 2011, September 7, 2011, September 22, 2011, October 4, 2011, October 6, 2011, November 29, 2011, December 8, 2011 and January 3, 2012; and

•	the description of our common stock contained in Exhibit 4.1 to Form 8-K filed with the SEC on January 3, 2012, and any subsequent amendments and reports to update that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 116 Huntington Avenue, Boston, Massachusetts 02116, Telephone: (617) 375-7500, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

Filing Fee for Registration Statement	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Trustee’s Fees and Expenses (including counsel fees)	(2)
Printing and Engraving Fees	(2)
Rating Agency Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Seventh of our Restated Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, or employee of American Tower or is or was serving at the request of American Tower as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise or nonprofit entity against all liability, losses, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such indemnitee. Notwithstanding the preceding sentence, except for proceedings to enforce rights set forth in Article Seventh, we will be required under our Restated Certificate of Incorporation to indemnify, or pay or reimburse expenses, to any director, officer, employee or other person in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by our board of directors. Expenses (including attorneys’ fees) incurred by a current officer or director of American Tower in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under the our Restated Certificate of Incorporation shall be paid or reimbursed in advance of the final disposition of such matter upon receipt of an undertaking by such director or officer to repay such amount unless it is determined that such person is entitled to be indemnified by America Tower under Article Seventh.

Under Delaware law, directors of American Tower will remain liable for the following:

•	any breach of the director’s duty of loyalty to American Tower or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

•	any transaction in which the director receives an improper personal benefit.

We have purchased directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

The form Underwriting Agreement, which is incorporated by reference as Exhibit 1 to this Registration Statement, provides for indemnification of, or contribution to, our officers that sign this Registration Statement and directors by the underwriters against certain liabilities under the Securities Act of 1933, as amended, in certain instances.

Item 16.	Exhibits.

See the “Exhibit Index,” which follows the signature pages to this registration statement and is herein incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 3rd day of January, 2012.

AMERICAN TOWER CORPORATION

By:	/S/ EDMUND DISANTO
Edmund DiSanto Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Edmund DiSanto as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

/S/ JAMES D. TAICLET, JR. (James D. Taiclet, Jr.)	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 3, 2012

/S/ THOMAS A. BARTLETT (Thomas A. Bartlett)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 3, 2012

/S/ ROBERT J. MEYER, JR. (Robert J. Meyer, Jr.)	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)	January 3, 2012

/S/ RAYMOND P. DOLAN (Raymond P. Dolan)	Director	January 3, 2012

/S/ RONALD M. DYKES (Ronald M. Dykes)	Director	January 3, 2012

/S/ CAROLYN F. KATZ (Carolyn F. Katz)	Director	January 3, 2012

/S/ GUSTAVO LARA CANTU (Gustavo Lara Cantu)	Director	January 3, 2012

Signatures	Title	Date

/S/ JOANN A. REED (Joann A. Reed)	Director	January 3, 2012

/S/ PAMELA D. A. REEVE (Pamela D. A. Reeve)	Director	January 3, 2012

/S/ DAVID E. SHARBUTT (David E. Sharbutt)	Director	January 3, 2012

/S/ SAMME L. THOMPSON (Samme L. Thompson)	Director	January 3, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement for non-convertible debt securities, incorporated by reference to Exhibit 1.1 to the Predecessor Registrant’s Registration Statement on Form S-3ASR filed with the SEC on May 13, 2010 (File No. 333-166805).

1.2**	Underwriting Agreement for convertible debt securities.

2.1	Agreement and Plan of Merger by and between American Tower Corporation and American Tower REIT, Inc., dated as of August 24, 2011, incorporated by reference to Exhibit 2 to the Predecessor Registrant’s Current Report on Form 8-K filed with the SEC on August 25, 2011 (File No. 001-14195).

2.2	Agreement and Plan of Merger by and among American Tower Corporation, Asteroid Merger Sub, LLC and SpectraSite, Inc., dated as of May 3, 2005, incorporated by reference to Exhibit 2 to the Predecessor Registrant’s Current Report on Form 8-K filed with the SEC on May 5, 2005 (File No. 001 -14195).

4.1	Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of the State of Delaware effective as of December 31, 2011, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 3, 2012 (File No. 001-14195).

4.2	Amended and Restated By-Laws of the Registrant, adopted effective as of December 31, 2011, incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 3, 2012 (File No. 001-14195).

4.3	Indenture, dated as of May 13, 2010, between American Tower Corporation and The Bank of New York Mellon Trust Company N.A., as Trustee, incorporated by reference to Exhibit 4.3 to the Predecessor Registrant’s Registration Statement on Form S-3ASR filed with the SEC on May 13, 2010 (File No. 333-166805).

4.4	Supplemental Indenture No. 1, dated August 16, 2010, to Indenture dated May 13, 2010, by and between American Tower Corporation and the Bank of New York Mellon Trust Company N.A. as Trustee, for the 5.05% Senior Notes due 2020, incorporated by reference to Exhibit 4 to the Predecessor Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2010 (File No. 001-14195).

4.5	Supplemental Indenture No. 2, dated December 7, 2010, to Indenture dated May 13, 2010, by and between American Tower Corporation and The Bank of New York Mellon Trust Company N.A. as Trustee, for the 4.50% Senior Notes due 2018, incorporated by reference to Exhibit 4.1 to the Predecessor Registrant’s Current Report on Form 8-K filed on December 9, 2010 (File No. 001-14195).

4.6	Supplemental Indenture No. 3, dated October 6, 2011, to Indenture dated May 13, 2010, by and between American Tower Corporation and the Bank of New York Mellon Trust Company N.A. as Trustee, for the 5.90% Senior Notes due 2021, incorporated by reference to Exhibit 4.1 of the Predecessor Registrant’s Current Report on Form 8-K filed with the SEC on October 6, 2011 (File No. 001-14195).

4.7	Supplemental Indenture No. 4, dated as of December 30, 2011, to Indenture dated May 13, 2010, by and among, the Predecessor Registrant, the Registrant and The Bank of New York Mellon Trust Company N.A. as Trustee, incorporated by reference to Exhibit 4.6 of the Registrant’s Current Report on Form 8-K filed with the SEC on January 3, 2012 (File No. 001-14195).

4.8**	Form of debt securities.

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

8.1*	Opinion of Sullivan & Worcester LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.1 to the Predecessor Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed with the SEC on November 2, 2011 (File No. 001-14195).

EXHIBIT NUMBER	DESCRIPTION

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, incorporated by reference to Exhibit 25.1 to the Predecessor Registrant’s Registration Statement on Form S-3ASR filed with the SEC on May 13, 2010 (File No. 333-166805).

*	Filed herewith.
**	To be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.